Exhibit 23.3
Consent of Independent Auditors
We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Royal Gold, Inc. of our report dated August 6, 2025 relating to the Horizon Copper Corp.’s financial statements, which appear on pages F-2 through F-29 of Royal Gold, Inc.’s definitive proxy statement filed on September 2, 2025. We also consent to the reference to us under the heading “Experts” in such registration statement.
/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
November 5, 2025